EXHIBIT 99.1

Microsemi Reports Record Second Quarter 2011 Results

IRVINE, Calif., April 28, 2011 (GLOBE NEWSWIRE) -- Microsemi Corporation (Nasdaq:MSCC) today reported unaudited results for its second quarter of fiscal year 2011.

  Record Net Sales of $207.5 Million, an Increase of 75.5 Percent Over Prior Year and 12.6 Percent Over Prior Quarter
  Record Non-GAAP Gross Margin of 56.2 Percent, an Increase of 880 Basis Points Over Prior Year and 260 Basis Points Over Prior Quarter
  Non-GAAP Operating Margin of 25.6 Percent, an Increase of 380 Basis Points Over Prior Year and 260 Basis Points Over Prior Quarter
  Non-GAAP Diluted EPS of $0.45, an Increase of 73.1 Percent Over Prior Year and 21.6 Percent Over Prior Quarter
  Book-to-Bill Ratio Greater than 1:1

Net sales for Microsemi's second quarter of 2011 achieved a record $207.5 million, up 75.5 percent from the second quarter of 2010 and up 12.6 percent from the first quarter of 2011.

Non-GAAP gross margin in the second quarter of 2011 was a record 56.2 percent, up 880 basis points from the second quarter of 2010 and up 260 basis points from the first quarter of 2011. Non-GAAP operating margin was 25.6 percent in the second quarter of 2011, up 380 basis points from the second quarter of 2010 and up 260 basis points from the first quarter of 2011. Non-GAAP net income for the second quarter of 2011 was $38.4 million or $0.45 per diluted share compared to $21.4 million or $0.26 per diluted share for the second quarter of 2010 and $31.1 million or $0.37 per diluted share in the first quarter of 2011. For the second quarter of 2011, the non-GAAP effective tax rate was 19.9 percent.

Our GAAP results for the second quarter of 2011 reflect facility closure, non-cash purchase accounting and other charges. On a GAAP basis, gross margin in the second quarter of 2011 was 44.6 percent, down 280 basis points from the second quarter of 2010 and down 690 basis points from the first quarter of 2011. GAAP operating margin was a loss of 4.0 percent in the second quarter of 2011, down 1,640 basis points from the second quarter of 2010 and down 740 basis points from the first quarter of 2011. We recorded a GAAP net loss for the second quarter of 2011 of $16.9 million or a loss of $0.20 per diluted share compared to net income of $11.5 million or $0.14 per diluted share for the second quarter of 2010 and a loss of $1.3 million or a loss of $0.02 per diluted share in the first quarter of 2011. For the second quarter of 2011, we recorded income tax expense of $2.8 million due primarily to the evaluation of deferred tax balances. Facility closure and non-cash purchase accounting charges, as well as other adjustments to our GAAP results are further discussed below.

"Microsemi delivered a record revenue quarter, solid bookings, and improved profitability," said James J. Peterson, President and Chief Executive Officer of Microsemi. "In the March quarter we completed the closure of our Scottsdale facility and finalized the integration of Actel. With these tasks now complete, we will continue to drive new product revenues while focusing on improving profitability and cash flow generation throughout the upcoming year."

Business Outlook

Microsemi expects that for the third quarter of fiscal year 2011, our net sales will increase between a range of 3 percent and 5 percent, sequentially. On a non-GAAP basis, we expect earnings per diluted share for the third quarter of fiscal year 2011 to be $0.47 to $0.49.

Microsemi regularly announces a quarterly outlook in the form of issuing a news release and does not undertake to update any of this information between such public announcements. Please refer to the "SAFE HARBOR" STATEMENT below for risks that may affect future actual results.

Non-GAAP Adjustments

GAAP gross margins included the effects of inventory write-offs, remediation and fixed asset impairments and $1.7 million in non-cash purchase accounting adjustments related to acquired profit in inventory from our Actel acquisition. Reflecting the unique challenges of manufacturing high-reliability military, aerospace and satellite components, we developed a multi-track qualification strategy in planning for the closure of the Scottsdale facility. Several of these tracks involved using die manufactured using Scottsdale processes and necessitated that we build bridge inventory as we transferred these processes to other Microsemi facilities. While a multi-track strategy was more costly, we believed that it minimized the potential for disruption to our customers.   We were ultimately able to successfully qualify parts using a track that involved using die manufactured through new processes and while we believe that we could have ultimately used Scottsdale inventory, we determined in the second quarter that the effort did not justify the costs to continuing qualifications using Scottsdale inventory. As such, we recorded a one-time charge of $8.4 million for the write-off of bridging inventory that we intended to complete at other locations. We recorded an additional $8.2 million for the write-off of medical inventory. While long lead times for legacy stacked ICD medical products necessitated that we build inventory well in advance of customer delivery, significant recent price decay resulted in some products that do not meet our corporate gross margin targets. In mid-February 2011, we advised these customers to place additional orders for remaining inventories of product we built and we would scrap the remainder after netting out the orders we received. We also recorded a charge of $5.6 million for remediation and fixed assets that we no longer needed to transfer to other facilities.

In addition to the items described above, GAAP operating income for the quarter included restructuring and other charges of $8.1 million related to Scottsdale lease termination costs, $3.8 million in retention bonuses agreed to in the Actel acquisition agreement, $2.2 million in severance and other charges and $0.3 million in transaction costs. We also recorded non-cash expenses of $15.9 million in amortization expense and $7.1 million in stock-based compensation. GAAP results are reconciled to non-GAAP results in the accompanying financial tables.

About Microsemi Corporation

Microsemi Corporation (Nasdaq:MSCC) offers one of the industry's most comprehensive portfolios of semiconductor technology. Committed to solving the most critical system challenges, Microsemi's products include high-performance, high-reliability analog and RF devices, mixed signal integrated circuits, FPGAs and customizable SoCs, and complete subsystems. Microsemi serves leading system manufacturers around the world in the defense, security, aerospace, enterprise, commercial, and industrial markets.  Learn more at www.microsemi.com.

The Microsemi Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1233

Information for Second Quarter 2011 Earnings Conference Call and Webcast

Date:    Thursday, April 28, 2011

Time:    4:45 pm Eastern Daylight Time (1:45 pm Pacific Daylight Time)

To access the webcast, please log on to: www.microsemi.com and go to Investors and then to Events and Presentations. To listen to the live webcast, please go to this website approximately fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live webcast, a replay will be available shortly after the call on the website for 90 days.

To participate in the conference call by telephone, please call: (877) 264-1110 or (706) 634-1357 at approximately 4:35 pm EDT (1:35 pm PDT). Please provide the following ID Number: 61805349.

A telephonic replay will be available from 6:00 pm EDT (3:00 pm PDT) on Thursday, April 28, 2011 through 11:59 pm EDT (8:59 pm PDT) on Thursday, May 5, 2011. To access the replay, please call (800) 642-1687, or (706) 645-9291. Please enter the following ID Number: 61805349.

PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI'S FUTURE RESULTS.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements, including without limitation statements concerning Microsemi's net sales, margins and earnings guidance, continued execution in improving profitability and cash flow generation in the upcoming year, and its future efforts to leverage its core business and effectively integrate its acquisitions, and any other statements of belief or about the company's plans or expectations. These forward-looking statements are based on Microsemi's current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, such factors as continued negative or worsening worldwide economic conditions or market instability; downturns in the highly cyclical semiconductor industry; intense competition in the semiconductor industry and resultant downward price pressure; inability to develop new technologies and products to satisfy changes in customer demand or the development by the company's competitors of products that decrease the demand for Microsemi's products; unfavorable conditions in end markets; inability of Microsemi's compound semiconductor products to compete successfully with silicon-based products; production delays related to new compound semiconductors; variability of the company's manufacturing yields; the concentration of the factories that service the semiconductor industry; delays in beginning production, implementing production techniques, resolving problems associated with technical equipment malfunctions, or issues related to government or customer qualification of facilities; potential effects of system outages; inability by Microsemi to fulfill customer demand and resulting loss of customers; variations in customer order preferences; difficulties foreseeing future demand; rises in inventory levels and inventory obsolescence; potential non-realization of expected orders or non-realization of backlog; failure to make sales indicated by the company's book-to-bill ratio; Microsemi's reliance on government contracts for a portion of its sales; risks related to the company's international operations and sales, including availability of transportation services, political instability and currency fluctuations; increases in the costs of credit and the availability of credit or additional capital only under more restrictive conditions or not at all; unanticipated changes in Microsemi's tax provisions or exposure to additional income tax liabilities; changes in generally accepted accounting principles; principal, liquidity and counterparty risks related to Microsemi's holdings in securities; environmental or other regulatory matters or litigation, or any matters involving contingent liabilities or other claims; the uncertainty of litigation, the costs and expenses of litigation, the potential material adverse effect litigation could have on Microsemi's business and results of operations if an adverse determination in litigation is made, and the time and attention required of management to attend to litigation; difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage; difficulties and costs of protecting patents and other proprietary rights; the hiring and retention of qualified personnel in a competitive labor market; acquiring, managing and integrating new operations, businesses or assets, and the associated diversion of management attention or other related costs or difficulties; uncertainty as to the future profitability of acquired businesses, and delays in the realization of, or the failure to realize, any accretion from acquisition transactions; any circumstances that adversely impact the end markets of acquired businesses; and difficulties in closing or disposing of operations or assets or transferring work, assets or inventory from one plant to another. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in Microsemi's most recent Form 10-K and any subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi's future filings. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances. Amounts reported in this release are preliminary and subject to finalization prior to the filing of our next Form 10-Q.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and its attachments include non-GAAP financial measures that exclude items listed in the footnotes below. GAAP results are reconciled to non-GAAP results in the accompanying tables. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of Microsemi's financial performance and future prospects by being more reflective of Microsemi's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Microsemi's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with additional measures of Microsemi's operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Investor Inquiries: Robert C. Adams, Microsemi Corporation, Irvine, CA (949) 221-7100.

(Financial Tables Follow)

MICROSEMI CORPORATION
Selected GAAP and Non-GAAP Financial Measures
(Unaudited, in thousands except for percentages and per share amounts)

	Quarter Ended			Six Months Ended
	Apr 3, 2011	Jan 2, 2011	Mar 28, 2010	Apr 3, 2011	Mar 28, 2010

Net sales	$207,490	$184,351	$118,218	$391,841	$231,050

Selected GAAP Financial Measures
Gross margin	$92,636	$95,029	$56,001	$187,665	$108,269
Gross margin percentage	44.6%	51.5%	47.4%	47.9%	46.9%
Operating income (loss)	$(8,354)	$6,323	$14,672	$(2,031)	$25,144
Operating margin	(4.0%)	3.4%	12.4%	(0.5%)	10.9%
Net income (loss)	$(16,944)	$(1,296)	$11,486	$(18,240)	$19,446
Diluted earnings (loss) per share	$(0.20)	$(0.02)	$0.14	$(0.22)	$0.24

Selected Non-GAAP Financial Measures
Gross margin	$116,545	$98,812	$56,001	$215,357	$108,269
Gross margin percentage	56.2%	53.6%	47.4%	55.0%	46.9%
Operating income	$53,022	$42,391	$25,797	$95,413	$48,029
Operating margin	25.6%	23.0%	21.8%	24.3%	20.8%
Net income	$38,374	$31,132	$21,356	$69,506	$39,390
Diluted earnings per share	$0.45	$0.37	$0.26	$0.82	$0.48

Additional details reconciling the selected GAAP financial measure to the selected non-GAAP financial measure may be found in the "Selected Non-GAAP Financial Measures and Schedule Reconciling Selected Non-GAAP Financial Measures to Comparable GAAP Financial Measures" table and in footnotes (a) – (h) below

MICROSEMI CORPORATION
Selected Non-GAAP Financial Measures and Schedule Reconciling Selected Non-GAAP Financial Measures
to Comparable GAAP Financial Measures
(Unaudited, in thousands except for per share amounts)

	Quarter Ended			Six Months Ended
	Apr 3, 2011	Jan 2, 2011	Mar 28, 2010	Apr 3, 2011	Mar 28, 2010

GAAP gross profit	$92,636	$95,029	$56,001	$187,665	$108,269
Inventory write-offs due to realignment activities (a)	16,606	—	—	16,606	—
Remediation and impairment of fixed assets (a)	5,592	—	—	5,592	—
Manufacturing profit in acquired inventory (b)	1,711	3,783	—	5,494	—
Non-GAAP gross profit	$116,545	$98,812	$56,001	$215,357	$108,269

GAAP operating income (loss)	$(8,354)	$6,323	$14,672	$(2,031)	$25,144
Inventory write-offs due to realignment activities (a)	16,606	—	—	16,606	—
Remediation and impairment of fixed assets (a)	5,592	—	—	5,592	—
Manufacturing profit in acquired inventory (b)	1,711	3,783	—	5,494	—
Restructuring and other special charges (a)	14,071	6,856	380	20,927	768
Amortization of intangible assets (c)	15,946	12,071	3,884	28,017	7,767
Stock based compensation (d)	7,111	7,278	6,231	14,389	12,967
Exceptional legal matters (e)	65	19	211	84	964
Acquisition costs (f)	274	6,061	419	6,335	419
Non-GAAP operating income	$53,022	$42,391	$25,797	$95,413	$48,029

GAAP net income (loss)	$(16,944)	$(1,296)	$11,486	$(18,240)	$19,446
Inventory write-offs due to realignment activities (a)	16,606	—	—	16,606	—
Remediation and impairment of fixed assets (a)	5,592	—	—	5,592	—
Manufacturing profit in acquired inventory (b)	1,711	3,783	—	5,494	—
Restructuring and other special charges (a)	14,071	6,856	380	20,927	768
Amortization of intangible assets (c)	15,946	12,071	3,884	28,017	7,767
Stock based compensation (d)	7,111	7,278	6,231	14,389	12,967
Exceptional legal matters (e)	65	19	211	84	964
Acquisition costs (f)	274	6,061	419	6,335	419
Credit facility issuance and refinancing costs (g)	794	13,424	—	14,218	—
Change in fair value of debt and related instruments (g)	(164)	4,449	—	4,285	—
Income tax effect on non-GAAP adjustments (h)	(6,688)	(21,513)	(1,255)	(28,201)	(2,941)
Non-GAAP net income	$38,374	$31,132	$21,356	$69,506	$39,390

GAAP diluted earnings (loss) per share	$(0.20)	$(0.02)	$0.14	$(0.22)	$0.24
Effect of non-GAAP adjustments on diluted earnings per share	0.65	0.39	0.12	1.04	0.24
Non-GAAP diluted earnings per share	$0.45	$0.37	$0.26	$0.82	$0.48

Weighted average diluted shares used in calculating non- GAAP diluted earnings per share	85,920	84,676	82,473	84,434	81,975

Additional details reconciling the selected GAAP financial measure to the selected non-GAAP financial measure may be found in Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information and in footnotes (a) – (h) below.

MICROSEMI CORPORATION
Consolidated Income Statements
(Unaudited, in thousands, except per share amounts)

	Quarter Ended			Six Months Ended
	Apr 3, 2011	Jan 2, 2011	Mar 28, 2010	Apr 3, 2011	Mar 28, 2010

NET SALES	$207,490	$184,351	$118,218	$391,841	$231,050
Cost of sales	114,854	89,322	62,217	204,176	122,781

GROSS PROFIT	92,636	95,029	56,001	187,665	108,269

Operating expenses:
Selling, general and administrative	43,302	40,269	24,722	83,571	50,535
Research and development	28,182	23,971	12,054	52,153	23,859
Amortization of intangible assets	15,946	12,071	3,884	28,017	7,767
Acquisition costs	274	6,061	419	6,335	419
Restructuring charges	13,286	6,334	250	19,620	545

Total operating expenses	100,990	88,706	41,329	189,696	83,125

OPERATING INCOME (LOSS)	(8,354)	6,323	14,672	(2,031)	25,144

Interest and other income (expense), net	(5,744)	(21,104)	(144)	(26,848)	(322)

INCOME (LOSS) BEFORE INCOME TAXES	(14,098)	(14,781)	14,528	(28,879)	24,822

Provision (benefit) for income taxes	2,846	(13,485)	3,042	(10,639)	5,376

NET INCOME (LOSS)	$(16,944)	$(1,296)	$11,486	$(18,240)	$19,446

Earnings (loss) per share
Basic	$(0.20)	$(0.02)	$0.14	$(0.22)	$0.24
Diluted	$(0.20)	$(0.02)	$0.14	$(0.22)	$0.24

Common and common equivalent shares outstanding:
Basic	83,853	82,716	81,693	82,432	81,281
Diluted	83,853	82,716	82,473	82,432	81,975

MICROSEMI CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	April 3, 2011	October 3, 2010
ASSETS

Current assets:
Cash and cash equivalents	$ 217,297	$ 199,950
Accounts receivable, net	97,786	78,722
Inventories	140,170	126,151
Other current assets	44,379	27,346
Total current assets	499,632	432,169
Non-current assets	942,730	447,717

TOTAL ASSETS	$ 1,442,362	$ 879,886

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities	$ 114,039	$ 71,323
Long-term amounts on credit facility	374,025	—
Other long-term liabilities	155,953	42,120
Stockholders' equity	798,345	766,443

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 1,442,362	$ 879,886

Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and its attachments include non-GAAP financial measures that exclude items listed in the footnotes below. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of Microsemi's financial performance and future prospects by being more reflective of Microsemi's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Microsemi's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of Microsemi's operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP financial results in calculating non-GAAP financial measures, are set forth below:

(a) Restructuring activities involve the closure and consolidation of certain of our manufacturing facilities. As these facilities are not expected to have a continuing contribution to operations or are expected to have a diminishing contribution during the transition phase, management believes excluding such items from Microsemi's operations provides investors with a means of evaluating Microsemi's on-going operations. Remediation and impairment of fixed assets relate to facility closure costs. Inventory write-offs due to realignment activities relate to the exiting of products that do not meet profitability metrics, products with recent substantial declines in projected demand or actions to improve overall cost structure. As described above, during the second quarter of 2011, we wrote off $8.4 million in bridging inventory and $8.2 million in legacy stacked ICD medical products. Restructuring and other special charges include severance and other costs related to facilities in the process of closing or already closed. Management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(b) Manufacturing profit in acquired inventory resulted from purchase-accounting adjustments to increase the value of inventory acquired to its fair value. As the acquired inventory is sold, the associated manufacturing profit in acquired inventory increases cost of goods sold and reduces gross margin. The manufacturing profit in acquired inventory has been excluded to facilitate comparability of gross margin between periods. In addition, management excludes the impact of manufacturing profit in acquired inventory in internal measurements of gross margin as it does not reflect continuing operations of acquired operations.

(c) While amortization of acquisition related intangible assets is expected to continue in the future, for internal analysis of Microsemi's operations, management does not view this expense as reflective of the business' current performance.

(d) Stock based compensation has been excluded as management excludes these expenses when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(e) Amounts have related to expenses from previously disclosed matters and actions related to the Department of Justice, International Trade Commission and an independent inquiry conducted by our Board of Directors, as well as gains on litigation settlement net of settlement costs. Management excludes these expenses when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(f) Under recently adopted accounting guidance, acquisition costs for business combinations are expensed as incurred rather than capitalized into the purchase price of an acquisition. These costs have been excluded as management excludes these expenses when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(g) We elected the fair value option in accounting for term loan balances outstanding under our credit facility and changes in fair value of the loan balances and related interest rate swap agreements are reflected as adjustments to the income statement. Changes in the fair value of term loan balances outstanding and related interest rate swaps do not result in a change to the principal we owe and are non-cash amounts that management excludes from internal measurements and from forecasting future results. In addition, upon election of the fair value option, up front debt issuance costs are immediately recognized as an expense. Management excludes these expenses from internal measurements and in evaluating current performance.

(h) The tax effect on non-GAAP adjustments represent the difference in the provision for income taxes that resulted from non-GAAP adjustments to pretax income and also certain acquisition-related and nondeductible stock-based compensation items, non-cash valuation allowance charges and releases related to deferred tax assets. These amounts are excluded as non-GAAP adjustments as the requirement or releases of valuation allowance related to restructuring activities or acquisitions are not viewed by management as being reflective of the business' ongoing tax position.

CONTACT:  FINANCIAL CONTACT:
          John W. Hohener
          Executive Vice President and Chief Financial Officer
          (949) 221-7100

          INVESTORS:
          Robert C. Adams
          Vice President of Corporate Development
          (949) 221-7100